UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2024

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2024, Noodles & Company (the “Company”) entered into a Support Agreement (the “Support Agreement”) with Hoak & Co, James M. Hoak, Jr., J. Hale Hoak, Hoak Public Equities, L.P., Zierk Family 2010 Irrevocable Trust and Hoak Fund Management, L.P. (collectively, “Hoak”) and Britain Peakes.

Pursuant to the Support Agreement the Company agreed to appoint Britain Peakes (the “Appointee”) to the Company’s Board of Directors (the “Board”) as a Class III director. The Company has agreed that unless (x) the Board otherwise determines in good faith that it would not be in the best interests of the Company or its stockholders and/or (y) Hoak’s net long ownership position is less than 9.0% of the Company’s then outstanding shares of common stock as of any date between the date of the Support Agreement and the filing of the proxy statement for the 2025 annual meeting of stockholders, it will recommend for election, and solicit proxies for the election of the Appointee at the 2025 annual meeting of stockholders.

The Support Agreement also includes, among other provisions, certain standstill and voting commitments by Hoak. The standstill period shall extend until the later of (x) 12:01 a.m. on the 30th day prior to the advance notice deadline for making director nominations at the 2026 annual meeting of shareholders and (y) thirty days after the date that the Appointee ceases to serve as a director. If the Appointee is not elected to the Board at the Company’s 2025 annual meeting of stockholders, the standstill and voting requirements will terminate. If the Company notifies Hoak in writing at least ten business days prior to the expiration of the standstill period that it intends to nominate Appointee as a director for election at the Company’s 2026 annual meeting of stockholders, the standstill restrictions will extend until prior to the 2027 annual meeting, unless the Appointee is not elected at such 2026 annual meeting.

Hoak's standstill commitments include its agreement not to, among other things and subject to certain exceptions, (i) solicit proxies or written consents of stockholders to vote securities, (ii) encourage, advise or influence any other person or assist any third party with respect to the giving or withholding of any proxy, (iii) present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board, (iv) acquire cumulative ownership in excess of 20% of the outstanding common stock, (v) transfer its securities to any third party that would knowingly result in such third party owning more than 5% of the Company’s outstanding common stock, (vi) participate in, effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization, extraordinary dividend, significant share repurchase, or any similar transaction or other business combination involving the Company or a material amount of the assets or businesses of the Company, any of the Company’s affiliates, or any subsidiary, business, venture or division of the Company. Hoak has also agreed not to (x) nominate any person for election at the Company’s 2025 annual meeting of stockholders, (y) submit any proposal for consideration at, or bring any other business before, the 2025 annual meeting of stockholders or (z) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2025 annual meeting of stockholders.

Additionally, during the standstill period, Hoak has agreed to vote for all directors nominated by the Board for election at a stockholder meeting during the period and in accordance with the recommendation of the Board on any other proposals or other business that comes before any such stockholder meeting.

The Company and Hoak also agreed to certain non-disparagement commitments.

The description of the Support Agreement contained herein is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 1.01 above, on June 10, 2024, the Board appointed Britain Peakes as a member of the Board effective immediately. Ms. Peakes will serve as a Class III director, with a term ending at the Company’s 2025 annual meeting of stockholders or until her successor is duly elected and qualified. She is not expected to serve on any committees at this time.

Ms. Peakes is not party to any arrangements or understandings with any other person pursuant to which she was appointed as a director. Ms. Peakes does not have any family relationship with the Company’s executive officers or directors, nor has she engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

Ms. Peakes is expected to receive compensation for her service on the Board in accordance with the Company’s director compensation program for non-employee directors, except for the annual cash retainer which shall be paid to Hoak, which is described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2024. Ms. Peakes has entered into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.15 to the Company’s Form S-1/A filed on June 17, 2013.

Item 8.01 Other Events.

On June 10, 2024, the Company issued a press release announcing Ms. Peakes' appointment. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Support Agreement dated June 6, 2024, between Noodles & Company and Hoak & Co, James M. Hoak, Jr., J. Hale Hoak, Hoak Public Equities, L.P., Zierk Family 2010 Irrevocable Trust and Hoak Fund Management, L.P. and Britain Peakes

99.1	Noodles & Company Press Release dated June 10, 2024
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: June 10, 2024	By:	/s/ DREW MADSEN
	Name:	Drew Madsen
	Title:	Chief Executive Officer